U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

American Capital Strategies, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 16, 2007, American Capital Strategies, Ltd. ("American Capital"), ACAS Business Loan LLC, 2007-1 (the "LLC"), a newly formed subsidiary of American Capital, ACAS Business Loan Trust 2007-1 (the "Trust"), a newly formed indirect subsidiary of American Capital and Citigroup Global Markets, Inc. ("Citigroup"), as representative on behalf of the initial purchasers entered into a Purchase Agreement under which the Trust agreed to issue the following asset-backed notes : $351 million Class A notes, $45 million Class B notes, $81 million Class C notes, and $45 million Class D notes (collectively, the "Offered Notes"). The Trust will also issue $78 million of Class E notes. The notes will be secured by senior and subordinated business loans originated or acquired by American Capital and sold to the LLC, and then to the Trust. The transaction is expected to close on April 24, 2007 (the "Closing Date"), on which day the aggregate outstanding principal balance of such underlying loans is expected to be approximately $600 million. The Trust may also reinvest the principal collections of the underlying loans in additional loan purchases through November 2007. The Offered Notes will be sold in a private placement note offering to investors. American Capital will retain a portion of the Class D notes and the LLC will retain the Class E notes. Citigroup, Wachovia Capital Markets, LLC,

(''Wachovia Capital Markets''), Banc of America Securities LLC (''Banc of America Securities''), Credit Suisse Securities (USA) LLC (''Credit Suisse Securities''), HSBC Securities (USA) Inc. (''HSBC Securities'') and J.P. Morgan Securities Inc. (''JPMorgan'') are initial purchasers under the Purchase Agreement.

In connection with the asset securitization, on the Closing Date, American Capital and/or the Trust are expected to enter into the following agreements: (i) a Transfer and Servicing Agreement by and among the Trust as the issuer, the LLC as the trust depositor, American Capital as servicer and Wells Fargo Bank, National Association ("Wells Fargo") as indenture trustee and backup servicer; (ii) an Indenture, by and between the Trust as the issuer and Wells Fargo solely in its capacity as indenture trustee and (iii) the ACAS Transfer Agreement between American Capital as originator and the LLC as the trust depositor.

Subject to the terms and conditions to be set forth in the Transfer and Servicing Agreement, American Capital will remain as servicer of the loans in the collateral pool. The Class A notes have an interest rate of LIBOR plus 0.14% per year; the Class B notes have an interest rate of LIBOR plus 0.31% per year; and the Class C notes have an interest rate of LIBOR plus 0.85% per year; and the Class D notes have an interest rate of LIBOR plus 1.85% per year. The Class E notes are principal only notes and do not bear any interest. The LIBOR rate on the Offered Notes during the initial interest period is a four-month LIBOR rate, and thereafter will be three-month LIBOR. The blended pricing of the Offered Notes, excluding fees, is LIBOR plus 32 basis points. The notes contain customary default provisions and mature on August 16, 2019 unless redeemed or repurchased prior to such date.

Citigroup, Wachovia Capital Markets, Banc of America Securities, Credit Suisse Securities and JPMorgan or their respective affiliates have also performed investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, Citigroup, Wachovia Capital Markets, Banc of America Securities, Credit Suisse Securities, HSBC Securities and JPMorgan or their respective affiliates may, from time to time, engage in transactions or perform services for American Capital in the ordinary course of their business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: April 20, 2007	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary